MASTER SECURITY AGREEMENT
--------------------------------------------------------------------------------

This Master Security Agreement (hereinafter called the "Agreement"), made as of this ________ day of _________________________, _________________________ by and
between ______________________ _____________________ having its principal place of business at ______________________, ___________________, ___________________
______________________ (hereinafter called "Debtor"), and VW Credit, Inc., a Delaware corporation, having offices located at 3800 Hamlin Road, Auburn Hills, MI 48326 (hereinafter called "Secured Party").

Debtor is in the business of buying and selling motor vehicles and desires to finance the acquisition of new and used motor vehicles (hereinafter collectively called "Vehicles"), all such Vehicles to be acquired by Debtor in the ordinary course of Debtor's business.

Secured Party is willing to finance the acquisition of Vehicles by the Debtor, by making advances to the manufacturer, distributor or other authorized seller (hereinafter each an "Advance", collectively the "Advances") for such Vehicles listed and identified in each related security agreement supplement now or hereafter executed or entered into by Debtor and Secured Party.

In consideration of the mutual promises and the covenants and conditions of this Agreement, the parties, intending to be legally bound, agree as follows:

1.   Debtor Represents
     -----------------

     Debtor represents to Secured Party that it conducts business as a ________________________, and is in good standing and duly registered, licensed or incorporated in all jurisdictions where required, in order to enable Debtor to lawfully conduct Debtor's business.

2.   Financing
     ---------

     Secured Party is willing to finance the acquisition of Vehicles and hereby agrees to extend to Debtor wholesale financing by making Advances in such aggregate amounts as approved from time to time by Secured Party on terms and conditions contained herein and in any supplemental documents entered into in support or in addition to this Agreement. It is understood and agreed that the making of any Advance hereunder shall be at the option of Secured Party and shall not be obligatory, and that the wholesale financing extended hereunder may be terminated without cause at any time by Secured Party, at its sole election, without notice.

3.   Payment Terms
     -------------

     Debtor agrees, upon demand, to pay Secured Party the amount it Advances to the manufacturer, distributor or other authorized seller for each Vehicle, together with interest at a rate per annum designated by Secured Party from time to time under the terms of certain demand promissory notes executed by Debtor from time to time ("the Promissory Notes") from the date of each Advance to the date of repayment thereof. Debtor hereby authorizes Secured Party to establish such rates of interest from time to time and to give notice to Debtor of each such interest rate(s) with express understanding and agreement that each such notice shall constitute an agreement between Debtor and Secured Party as to the interest rate(s) contained therein. Such interest will be evidenced by a monthly statement rendered to Debtor by Secured Party, which monthly interest statement amount shall be payable to Secured Party upon receipt. Debtor further agrees, upon demand, to make such curtailment payments, principal balance repayments and to pay such other additional charges, including but not limited to any late payment charge, as Secured Party may require from time to time. The amount owed by the Debtor to Secured Party on the Promissory Notes described herein shall at any time be the aggregate Advances under the terms and conditions of this Agreement and any and all related security agreement supplements as may be in effect from time to time, plus interest, less repayments thereof.

4.   Debtor Agrees
     -------------

     Debtor agrees that financing pursuant to this Agreement shall be used exclusively for the purpose of acquiring Vehicles for Debtor's inventory and Debtor shall not sell or otherwise dispose of such Vehicles except by sale in the ordinary course of business. If so requested by Secured Party, Debtor agrees to maintain a separate bank account into which all cash proceeds of such sales or other dispositions of each such Vehicle will be deposited. Debtor further agrees that each such Vehicle sold shall be promptly and faithfully paid off to Secured Party and upon such sale Debtor will remit to Secured Party the total amount then outstanding of Secured Party's Advance on each such Vehicle.

     Any Vehicle will be deemed sold for purposes of this Agreement when any Vehicle has been sold or leased to a buyer, whether or not buyer or lessee has paid any or all of the purchase price or lease obligation, when a Vehicle is damaged, destroyed, stolen, missing or not otherwise located on Dealer's premises or under Debtor's physical control other than identified and Secured Party approved demonstrators. Debtor agrees to hold in trust for Secured Party and shall forthwith remit to Secured Party, to the extent of any unpaid and past due indebtedness hereunder, all proceeds of each remaining Vehicle when received by Debtor, or to allow Secured Party to make direct collection thereof and credit Debtor with all sums received by Secured Party. Debtor agrees, upon demand to pay Secured Party an amount equal to any payment or credit it receives from any distributor or manufacturer as a rebate, incentive or for any other reason, the effect of which lowers the Vehicle purchase price below the amount of the Advance made by Secured Party for such Vehicle, regardless of whether or not any curtailments have been made to Secured Party.

MASTER SECURITY AGREEMENT (CONT'D)                                          11
------------------------------------------------------------------------------

     The foregoing does not apply to any manufacturer holdback, or invoice discount program and Secured Party may, from time to time, request immediate payment to Secured Party of the amount of any discount or holdback.

5.   Security
     --------

     Debtor hereby grants to Secured Party a first and prior security interest in and to each and every Vehicle financed hereunder, whether now owned or hereafter acquired by way of replacement, substitution, addition or otherwise, together with all additions and accessions thereto and all proceeds thereof, as security for each and every indebtedness and obligation of the Debtor hereunder, including without limitation each and every indebtedness and obligation of Debtor under the Promissory Notes, any costs and expenses incurred by Secured Party in the collection or enforcement of the said Promissory Notes, and any monies advanced by Secured Party on behalf of Debtor for taxes, levies, insurance, and repairs to or maintenance of the Vehicles or other collateral, and as security for each and every other indebtedness and obligation now or hereafter owing by Debtor to Secured Party, including without limitation any collection or the cost of enforcing the terms of this Agreement, including reasonable attorneys' fees and all costs of assembling, picking up and transporting any Collateral, and any monies advanced on behalf of Debtor or expended by Secured Party to keep or protect the Collateral and to have and maintain the priority security interest of the Secured Party in the Collateral.

     (a) Further, Debtor also hereby grants to Secured Party a security interest in and to all inventory not otherwise subject to any such security interest aforesaid in favor of Secured Party, whether or not financed by Secured Party, including without limitation all inventory of new and used motor vehicles, campers, travel trailers, mobile homes and motor homes, and all inventory of automotive parts and accessories, whether now owned or hereafter acquired by way of replacement, substitution, addition or otherwise, together with all additions and accessions thereto and all proceeds thereof.

     (b) Further, Debtor also hereby grants to Secured Party a security interest in and to all Chattel Paper, Accounts whether or not earned by performance and including without limitation all amounts due from the manufacturer or distributor of the Vehicles or any of their subsidiaries or affiliates, Contract Rights, Documents, Instruments, General Intangibles, Consumer Goods, Equipment, Fixtures and Leasehold Improvements, whether now owned or hereafter acquired by way of replacement, substitution, addition or otherwise, together with all additions and accessions thereto and all proceeds thereof, as additional security for each and every indebtedness and obligation of Debtor as set forth above. Secured Party may hold any sums of monies belonging to the Debtor which comes into the possession of the Secured Party, including but not limited to any reserves, manufacturer incentives, rebates or any discounts however arising, and Secured Party may retain the monies as an offset against any monetary obligations due and owing to the Secured Party, and Debtor hereby grants to Secured Party security interest in and to all such monies of the Debtor in the possession of Secured Party, and Secured Party may apply all such monies to any outstanding Advance or any other obligation or indebtedness incurred by or owed to Secured Party by Debtor.

     (c) All said security and additional security set forth in this Paragraph 5 above shall hereinafter collectively be called "Collateral". Debtor hereby expressly agrees that the term "proceeds" as used in this Paragraph 5 above shall include without limitation all insurance proceeds on the Collateral, money, chattel paper, goods received in trade including without limitation vehicles received in trade, contract rights, instruments, documents, accounts whether or not earned by performance, general intangibles, claims and tort recoveries relating to the Collateral.

     (d) Debtor hereby agrees that upon request of the Secured Party it will take such action and/or execute and deliver to Secured Party and all documents (and pay all costs and expenses of recording the same), in form and substance satisfactory to Secured Party, which will perfect in Secured Party a first priority security interest in any/all of the Collateral in which Secured Party has or is to have a first priority security interest under the terms of this Agreement, and which will perfect in Secured Party such other security interests in any Collateral under the terms of this Agreement. Debtor agrees that it will execute in favor of Secured Party any form of document which may be required for Advances by Secured Party hereunder, and shall execute such additional documents as Secured Party may at any time request in order to conform or perfect title in the Vehicles or in and to the Collateral. Execution by Debtor of notes, checks or other instruments for the amount Advanced shall be deemed evidence of Debtor's obligation and not payment therefor until collected in full by Secured Party.

6.   Debtor's Representations
     ------------------------

     Debtor authorizes Secured Party to make a credit investigation and to inquire from former and current creditors and other appropriate third parties about account experience, trade experience and trade references, account performance and outstandings and the terms and conditions of credits and the amount and verification of credit lines. Debtor further agrees that this authorization is a continuing authorization for so long as this Agreement is in effect.

MASTER SECURITY AGREEMENT (CONT'D)                                           11
-------------------------------------------------------------------------------

     (a) Debtor shall at all times keep complete and accurate books and records of its business, including and not limited to records of inventory and parts sales, trade-in and trade-in allowances, and including all Debtor bank and checking account records, all of such records to be made available to Secured Party shall be entitled to make extracts and to make such copies of such records as Secured Party deems appropriate. All such books and records will be kept in accordance with generally accepted accounting principles, consistently applied. Debtor shall provide Secured Party with a fiscal year end balance sheet and profit and loss statement, prepared in accordance with generally accepted accounting principles, within 60 days after Debtor's fiscal year end. Debtor shall prepare and present a monthly balance sheet and a profit and loss statement and such other financial information as Secured Party may reasonably request, all such information to be prepared consistently, with notice provided Secured Party of any changes to the manner or method of financial reporting or methods of record keeping prior to the submission of any financial information. Debtor shall immediately notify Secured Party if it changes its fiscal year.

     (b) Debtor agrees that all Collateral is and will continue to be free of all taxes, liens and encumbrances and Debtor will defend the Collateral against the claims and demands of any third party and shall indemnify, hold harmless and defend Secured Party in connection therewith, including but not limited to the immediate discharge of any tax, lien or encumbrance, and will pay when due or assessable all such taxes, levies, assessments and encumbrances which may be levied or assessed against the Collateral. Any sum of money that may be paid by Secured Party in release or discharge of any taxes, liens or encumbrances shall be paid to Secured Party by Debtor on demand as an additional part of the obligation secured hereunder. Debtor hereby agrees not to mortgage, pledge or loan (except for designated demonstrators as agreed to in advance by Secured Party in writing) the Vehicles and shall not license, title, use, transfer or otherwise dispose of them except as provided in this Agreement.

     (c) Debtor will keep all Collateral in good order and repair and will so protect such Collateral.

     (d) Debtor shall keep all of the Collateral only at its places of business indicated above or as set out in Paragraph 15. Debtor agrees to promptly notify Secured Party of any change to Debtor's places of business or warehouse or storage lots where Collateral is to be located. Secured Party shall have the right, without notice, to come upon the premises of Debtor and Debtor shall procure from any third party their consent to enable Secured Party to come upon premises owned or under control of such third party where Collateral is or might be located, and Secured Party shall have the right to inspect and examine such Collateral on any business day during business hours or at such other times as agreed to by Secured Party and Debtor.

     (e) Debtor shall keep all Collateral insured against risks covered by standard forms of fire, theft and comprehensive extended coverage insurance in such amount and under policies issued by such insurance companies as are satisfactory to Secured Party. Secured Party shall be named mortgagee or co-insured with loss payment to be made to Secured Party and Debtor shall furnish Secured Party with evidence of same. The Secured Party is hereby authorized, but not required, to act as attorney-in-fact for Debtor in obtaining, adjusting or settling any insurance claim thereunder, and endorsing any checks or drafts drawn by insurer. Debtor shall promptly remit to the Secured Party in the form received, with all necessary endorsements, any proceeds of such insurance which Debtor may receive. The Secured Party may apply any proceeds of insurance which may be received by it toward payment of any obligations or liabilities owed Secured Party by Debtor, whether or not due, in such order of application as Secured Party may in its sole discretion determine. Should Debtor fail to obtain such insurance, Secured Party may, but is not obligated to, procure the same at the cost of Debtor.

7.   Power of Attorney
     -----------------

     Debtor grants to Secured Party (by any agents or employees of Secured Party, with full powers of substitution) a Power of Attorney, to execute in the name and on behalf of the Debtor any documents or evidence of indebtedness, including but not limited to promissory notes, trust receipts, inventory floor plan schedules, security agreement supplements, chattel paper, financing statements and amendments, documents of title, registration and tax declarations, executed for and in furtherance of this Agreement and to provide Secured Party with perfection of its lien on or the realization of proceeds from all Collateral. Secured Party shall have the power to execute and deliver any deed, lease, assignment, retail installment contract, lease, chattel mortgage, security agreement, account, certificate of title, vehicle registration, bill of sale, release or such other documents as may be necessary to sell, assign or otherwise deal with Collateral.

     Further, Secured Party shall have the Power to demand, collect, receive payment, release claims in regard to all money due or to become due in connection with the purchase, sale, damage and destruction of any of the Collateral and may prosecute any claim against any third party in the name of the Debtor in connection with the Collateral. Under this Power of Attorney, Secured Party may sign or affix a mechanical facsimile on any document within the terms of this Power of Attorney. Upon the request of Debtor, Secured Party will provide Debtor with a copy of any document executed under this Power of Attorney.

MASTER SECURITY AGREEMENT (CONT'D)                                          11
------------------------------------------------------------------------------

8.   Default
     -------

     The following shall constitute default under this Agreement:

     (a) Any breach or failure of the Debtor to observe or perform any of its obligations, covenants or undertakings hereunder, including but not limited to the failure of Debtor to satisfy any indebtedness or liabilities when due owed to Secured Party under this Agreement or any other agreement with Secured Party, or the breach or default of Debtor under any other secured debt obligation Debtor may now or hereafter be subject to;

     (b) Misrepresentation by Debtor to Secured Party in connection with the business and financial condition or organizational structure of Debtor or any misrepresentation relating to the Collateral;

     (c) Death or dissolution of Debtor or any guarantor of or surety for the Debtor's obligations under this Agreement;

     (d) The termination or withdrawal of any guarantor, surety or any credit enhancement, including but not limited to a letter of credit or certificate of deposit, with respect to Debtor's obligation under this Agreement;

     (e) Debtor or any guarantor shall make an assignment for the benefit of creditors, the voluntary or involuntary application for the appointment of a receiver, custodian or trustee, the voluntary or involuntary commencement of a proceeding in bankruptcy, reorganization, dissolution or liquidation or any plan or reorganization under federal or state law;

     (f) Debtor or any guarantor of the Debtor for the obligation and liabilities under this Agreement shall conceal, remove any part of its assets so as to hinder, delay or defraud any of its creditors or make a sale or transfer of assets which would be fraudulent or unlawful under any bankruptcy, insolvency, fraudulent conveyance or any such similar law;

     (g) Debtor shall involuntarily lose any franchise, permission, license, right or privilege to sell or deal in any product line of inventory;

     (h) Failure of Debtor to insure the collateral or fail to provide Secured Party with a duplicate original certificate of coverage or any other proof of insurance acceptable to Secured Party;

     (i) Failure of Debtor or any guarantor of Debtor's obligations and liabilities under this Agreement to provide, complete, fully execute, or finalize such actions and documentation so as to provide Secured Party with a properly perfected security interest in the Collateral as required as a credit condition, this Agreement or any supplemental Agreement, including any required credit enhancement, such as a surety, guarantee, letter of credit, certificate of deposit or mortgage, or the failure to renew, re-register or re-perfect or take any subsequent action to maintain the security interest of the Secured Party in the Collateral.

     (j)  Debtor's assignment of all or any part of this Agreement.

9.   Remedies:
     ---------

     In the event of default, Secured Party shall have, in addition to any and all rights and remedies under the Uniform Commercial Code, and all other applicable laws, all of which rights and remedies shall be cumulative and not exclusive, the option to terminate this Agreement immediately and/or to declare any and all indebtedness or liabilities of Debtor to Secured Party, past, present or future, direct or contingent, immediately due and payable without notice or demand, notwithstanding the provisions of any writings evidencing same. In addition, upon a default by Debtor, the Secured Party shall specifically have the right to take immediate and exclusive possession of said Collateral and every part thereof, wherever it may be found, and also may enter any of the premises of the Debtor, with or without process of law, without force, wherever the said Collateral may be, or supposed to be, and search for the same, and if found, to take possession of, and remove said Collateral, or any part thereof. Debtor specifically waives any right to judicial proceedings prior to Secured Party's exercise of its aforementioned right of repossession. Secured Party may sell, transfer and dispose of said Collateral or any part thereof at public auction or private sale, for cash or on credit, as the Secured Party may elect at its option. Secured Party reserves the right to bid and become the purchaser at any such sale. Secured Party may dispose of or transfer all or a portion of such Collateral at wholesale pursuant to the terms of any agreement Secured Party may have with a seller of goods of Collateral, and Debtor agrees that to the extent Collateral is disposed of or transferred pursuant to such an agreement, it is deemed a commercially reasonable disposition under Article 9 of the Uniform Commercial Code and any other applicable law. Any notification shall be deemed reasonably and properly given if mailed at least five (5) days before any action taken or disposition, postage prepaid, addressed to the Debtor.

     (a) Specifically as to Accounts, Secured Party shall have the right in its own name, or in the name of Debtor, to notify all obligors of Debtor and to demand, collect, receive, receipt for, sue, compromise and give acquittance for, any and all amounts due on such Accounts, and to endorse the name of the Debtor on any drafts, commercial paper or instrument given as full or partial payment thereon.

MASTER SECURITY AGREEMENT (CONT'D)                                           11
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     (b)  Debtor shall in case of default, if the Secured Party so requests, assemble the Collateral and make it available to Secured Party at Debtor's expense, at a convenient place designated by the Secured Party. Debtor shall pay all cost of the Secured Party incurred in the collection of indebtedness or liabilities owed Secured Party by Debtor and the enforcement of any obligations of Debtor to Secured Party, including reasonable attorney's fees and legal expenses.

     (c) Any proceeds may be applied by the Secured Party to the payment of the reasonable expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorney's fees and legal expenses, and any balance of such proceeds may be applied by the Secured Party toward the satisfaction of Debtor's indebtedness or liabilities in such order of application as the Secured Party may in its sole discretion determine. Any surplus may be paid first to the holder of any subordinate security interest if Secured Party received timely and satisfactory written notice of such subordinate security interest, then to Debtor, and Debtor agrees to pay any deficiency immediately upon demand. In addition to all of the foregoing rights, in the event of default, Secured Party may, without notice to anyone, hold, appropriate, apply or set off any and all receivables, payments, moneys, credits or any other obligations or property of or belonging to Debtor which Secured Party or its corporate parent, subsidiary or affiliate has or which comes into their possession against any obligation owed to Secured Party, and Debtor hereby grants a security interest in and to all such property to Secured Party.

10.  General
     -------

     Debtor further covenants and agrees that:

     (a) Any provision hereof prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     (b) This Agreement shall be interpreted according to the laws of the State of Michigan.

     (c) This Agreement represents the final expression of the parties concerning the subject matter addressed herein and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten premises, conditions or agreements between the parties not expressed herein. The parties agree that the Advances made hereunder for the purchase of Vehicles from time to time will be reflected on supplemental schedules, promissory notes, statements and such other evidences of Advances in use by the Secured Party from time to time. This Agreement may not be altered, modified, changed or amended in any manner whatsoever except in writing signed by the duly authorized representatives of the Debtor and Secured Party, although Secured Party may amend or change the form of all supplemental schedules, security agreement supplements, promissory notes, billing statements or such other evidence of Advances made hereunder.

     (d) This Agreement shall inure to the benefit of the successors to the parties hereto, and assigns of the Secured Party. The terms and provisions of this Agreement and of any other agreement between Debtor and Secured Party should be construed together as one agreement; provided, however, in the event of any conflict, the terms and provisions of this Agreement shall govern such conflict.

11.  Interest Not to Exceed Maximum Rate
     -----------------------------------

     Interest to be paid in connection herewith shall never exceed the maximum rate allowable by law applicable hereto, as the parties intend to strictly comply with all law relating to usury. Notwithstanding any provision hereof or any other document in connection herewith to the contrary, Debtor shall not pay nor will Secured Party accept payment of any such excessive interest, which excessive interest is hereby canceled, and Secured Party shall be entitled at its option to refund any such interest erroneously paid or credit the same to Debtor's obligations hereunder.

12.  Non-Waiver
     ----------

     No failure or delay on the part of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. The remedies herein are in addition to those available in law or equity, and Secured Party need not pursue any rights it might have as a Secured Party before pursuing payment and performance by Debtor or any guarantor or surety.

13.  Waiver of Jury Trial
     --------------------

     SECURED PARTY AND DEBTOR HEREBY WAIVE THEIR RESPECTIVE RIGHT TO HAVE OR REQUEST A JURY TRIAL IN CONNECTION WITH THE LITIGATION OF ANY MATTERS OR ISSUES ARISING UNDER THIS AGREEMENT.

MASTER SECURITY AGREEMENT (CONT'D)                                           11
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14.  Notices
     -------

     Any notice given hereunder shall be in writing and given by personal delivery or shall be sent by U.S. Mail, postage prepaid, addressed to the party to be charged with such notice at the respective address set forth below.

       ___________________                       VW Credit, Inc.

       ___________________                       3800 Hamlin Road - 2E01
                                                 Auburn Hills, MI  48326
       ___________________, ___________________
       ___________________
       Attn: Secretary                           Attn:  Secretary


15.  Additional Debtor business and warehouse locations:
     (List only addresses where Collateral is or might be located.)


     ________________                           ________________
     , _______________  ________________        , ______________  ______________


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                _________________

x ____________________________________________  By: x _________________________
ATTEST IF DEBTOR IS CORPORATION) OR (WITNESS)         _____________, President
___________________, Secretary


                                                VW Credit, Inc.


                                                By: x ________________________

                                                Title_________________________

PROMISSORY NOTE                                                             12
------------------------------------------------------------------------------


------------------------------------------------------------------------------

_______________    ________________     _______________   __________________
(AMOUNT)           (CITY)               (STATE)           ______,
                                                          __________________
                                                          (DATE)
------------------------------------------------------------------------------

     ON DEMAND, FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of VW Credit, Inc., a Delaware Corporation, at its office at 3800 Hamlin Road, Auburn Hills, MI 48326, the sum of ________________________ Dollars (________________________), in lawful money of the United States of America together with interest thereon from the date hereof until paid in full at the rate or rates specified in paragraph 3.0 of the Master Security Agreement dated _________________________ ______, _________________________ which interest shall be payable monthly in like lawful money; provided, however, that the rate of interest payable hereunder shall not exceed the maximum rate of interest permitted by applicable law.

     The undersigned agrees to pay reasonable attorney's fees if this note is placed in the hands of an attorney for collection.

     The makers, sureties, guarantors and endorsers hereof severally waive presentment for payment, protest and notice of protest and non-payment of this note.

WITNESS:                                   ______________________


By: x __________________________________   By:x_________________________________
       ___________________, Secretary           ___________________, President

DEALER PAYMENT AUTHORIZATION                                                 13A
--------------------------------------------------------------------------------

______________________ _______,
______________________



TO:  ___________________
     ___________________
     ___________________, ___________________  ___________________


     We hereby authorize you to accept payment in a form satisfactory to you from VW Credit, Inc. or its agent for all vehicles ordered by and sold to us.

     This authorization cancels any previous instructions which may be in force and will continue until you receive instructions to the contrary.

-------------------------------------------------------------------------------
Dealer Name                               Dealer/Factory Code

___________________                       ___________________________
-------------------------------------------------------------------------------
Street Address                            Authorized Signature

___________________                       x__________________________
-------------------------------------------------------------------------------
City, State & Zipcode                     Title of Authorized Signator

___________________, ___________________  ___________________, President
-------------------------------------------------------------------------------

                                                                             -1-